                                                                     EXHIBIT 4.5

                 TRANSPORTATION MANUFACTURING OPERATIONS, INC.

                                AMENDMENT NO. 4
                                       to
                                CREDIT AGREEMENT

                            Dated as of June 26, 1998

                         This Amendment No. 4 to Credit Agreement (this "Amendment") is dated as of June 26,1998 and entered into by and among TRANSPORTATION MANUFACTURING OPERATIONS, INC., a Delaware corporation (the "Borrower"), the banks set forth on the signature pages hereof (collectively, the "Lenders" and individually, a "Lender"), and THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent for the Lenders,

                                   RECITALS:

                         A. The Borrower, certain Subsidiaries of the Borrower, as guarantors (the "Guarantors"), the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of September 30, 1996, as amended (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

                         B. The parties hereto have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

                         ACCORDINGLY, in consideration of the premises and the agreements and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                         Section 1. AMENDMENT TO CREDIT AGREEMENT.

                         Effective as of the Amendment Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

                         (a) Section 5.01(a)(iii) of the Credit Agreement is
                hereby amended by adding after the words "subdivisions (i) and
                (ii) above," the words "and within 30 days after the last day of each month that is not also the last day of a fiscal quarter," and by deleting therefrom the reference to "Sections (a)(ii),
                (a)(vii), c(iv), and (d)(vi) of Section 5.02" and substituting therefor a reference to "Sections (a)(ii),(a)(vii),(c)(iv),
                (d)(vi), (j)(ii) and (l) of Section 5.02".

                         (b) Section 5.01 (a)(iv) of the Credit Agreement is
                 hereby amended by adding thereto, after the words "subdivision
                 (ii) above," the words "and, in the case of clause (c) below, pursuant to subdivision (i) above," and by amending clause (c) thereof in its entirety to read as follows:

                         and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe that the matters set forth in the Compliance Certificate delivered pursuant to subdivision (iii) above for the applicable fiscal year are not stated in accordance with the terms of this Agreement and providing an agreed upon procedure report on the matters set forth in the Compliance Certificate delivered pursuant to subdivision (iii) above for the applicable fiscal quarter;

                         (c) Section 5.01(a) of the Credit Agreement is
                 further amended hereby by redesignating clause (xv) thereof as clause (xvi) and adding a new clause (xv) thereto to read as follows:

                                  (xv) promptly upon receipt thereof, copies of
                         all management letters received by the Borrower, Dina or any other consolidated Subsidiary of Dina from its independent certified public accountants; and

                         (d) Section 5.02(l) of the Credit Agreement is hereby
                 amended by adding at the end of the last sentence thereof the following:

                         , which amount may be in addition to the $20,000,000 of inventory permitted by clause (i) above.

                 The parties understand and agree that the amendment set forth in this Section 1(d) is a clarification of Section 5.02(l) and not a substantive change thereto.

                         (e) Exhibit G of the Credit Agreement is hereby amended
                 by adding at the end of Schedule 1 thereof the following:

                         9.  Contingent Obligations, Section 5.02(d)(i)

                             a.   Aggregate outstanding amount of performance
                                  and warranty bonds (other than in connection
                                  with municipal transit authorities)..........$___________

                             b.   Maximum amount of such bonds permitted ......$ 25,000,000

                             C.   Aggregate outstanding amount of performance
                                  and warranty bonds in connection with
                                  municipal transit authorities................$___________

                             d.   Maximum amount of such bonds permitted ......$180,000,000

           10.  Restricted Junior Payments, Section 5.02(j)

                a.  Cumulative dividends and distributions (other than
                    the Dina Distribution) since September 30, 1996 ................. $__________

                b.  50% of cumulative Consolidated Net Income
                    since December 31, 1996 ......................................... $__________

           11.  Transaction with Affiliates, Section 5.02(l)

                a.  Aggregate balance held in cash management
                    accounts ........................................................ $__________

                b.  Maximum balance permitted ....................................... $ 5,000,000

                c.  Management fees paid to Dina during most recent
                    calendar year ................................................... $__________

                d.  Maximum management fees permitted ............................... $   500,000

                e.  Reimbursement of Dina expenses during most
                    recent calendar year............................................. $__________

                f.  Maximum reimbursements permitted................................. $   500,000

                g.  Inventory purchased from Dina and its Affiliates ................ $__________

                h.  Maximum amount of such inventory permitted ...................... $20,000,000

                i   Advance payments and letters of credit for
                    purchase of inventory from Dina and its Affiliates .............. $__________

                j.  Maximum amount of such advance payments
                    and letters of credit permitted ................................. $ 7,500,000

           Section 2. WAIVER.

           Effective as of the Amendment Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Lenders hereby waive any Event of Default or Potential Event of Default that may have occurred prior to the effectiveness of this Amendment as a result of the Borrower's failure to comply with the $7,500,000 limitation contained in the last sentence of Section 5.02(1) of the Credit Agreement in connection with certain transactions that have been disclosed to the Lenders in writing, provided that such waiver shall be effective only until August 31, 1998.

                         Section 3. CONDITIONS TO EFFECTIVENESS.

                         This Amendment shall become effective as of the date hereof (the"Amendment Effective Date") upon the satisfaction of each of the following conditions:

                         (a) The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower and the Majority Lenders and of the Consent attached hereto duly executed by the Guarantors.

                         (b) The Administrative Agent and the Arranger shall have received a fee letter satisfactory to them and duly executed by the Borrower, and the Borrower shall have paid to the Arranger the fee specified therein in immediately available funds.

                         (c) The Administrative Agent shall have received from the Borrower in immediately available funds, for the account of each Lender that shall have executed this Amendment prior to 5:00 p.m. on June 26, 1998, a fee in an amount equal to 0.125% of such Lender's Commitment in effect on the date hereof.

                         (d) At the time of the effectiveness of this Amendment, and after giving effect thereto, no Event of Default or Potential Event of Default shall have occurred and be continuing.

                         Section 4. REPRESENTATIONS AND WARRANTIES OF BORROWER.

                         To induce the Lenders to enter into this Amendment and to amend the Credit Agreement as provided herein, the Borrower hereby represents and warrants that:

                         (a) The Borrower has full power, authority and legal right to execute, deliver and perform this Amendment and the Credit Agreement as amended hereby and has duly executed and delivered this Amendment.

                         (b) This Amendment and the Credit Agreement as amended hereby are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, in each case as enforceability may be subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditors' rights generally and to the application of general principles of equity.

                         (c) The execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement as amended hereby do not require any governmental registrations or filings or approvals and do not and will not violate or contravene any law or any order of any court or governmental agency or any indenture, agreement or other instrument, including, without limitation, with respect to the Senior Notes, to which the Borrower or any of the Guarantors is party or by which any of them or any of their respective properties may be bound.

                        (d) At the time of effectiveness of this Amendment, and after giving effect thereto, no Event of Default or Potential Event of Default has occurred and is continuing.

                        Section 5. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS.

                        (a) From and after the Amendment Effective Date, each reference in any Loan Document to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

                        (b) The Credit Agreement, as amended hereby, and all other Loan Documents shall remain in full force and effect, and are hereby ratified and confirmed,

                        (c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Lenders, the Swing Line Bank or any Issuing Lender, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

                        Section 6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.

                        Section 7. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                        Section 8. COUNTERPARTS. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document,

                        IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.

                                      TRANSPORTATION MANUFACTURING
                                       OPERATIONS, INC.

                                      BY: /s/ Rafael Gomez Flores
                                          -----------------------------
                                      Name:  Rafael Gomez Flores
                                      Title: Chairman of the Board and President

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    as a Lender and as Administrative Agent

                                    By: /s/ Cristiana Freeman
                                        --------------------------------
                                    Name: CRISTIANA FREEMAN
                                    Title: CORPORATE BANKING OFFICER


                                    THE BANK OF NEW YORK, as a Co-Agent and
                                          as a Lender

                                    By:
                                        --------------------------------
                                          Name:
                                          Title:


                                    KEYBANK NATIONAL ASSOCIATION,
                                          as a Co-Agent and as a Lender

                                    By:
                                        --------------------------------
                                          Name:
                                          Title:


                                    COMERICA BANK, as a Lender

                                    By:
                                        --------------------------------
                                          Name:
                                          Title:


                                    HUNTINGTON NATIONAL BANK,
                                          as a Lender
                                    By:
                                        --------------------------------
                                          Name:
                                          Title:


                                    BANK OF HAWAII, as a Lender

                                    By:
                                        --------------------------------
                                          Name:
                                          Title:

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    as a Lender and as Administrative Agent

                                    By:
                                        --------------------------------
                                    Name:
                                    Title:


                                    THE BANK OF NEW YORK, as a Co-Agent and
                                          as a Lender

                                    By: /s/ Steven Watson
                                        ----------------------------------
                                          Name: Steven Watson
                                          Title: Assistant Vice President


                                    KEYBANK NATIONAL ASSOCIATION,
                                          as a Co-Agent and as a Lender

                                    By:
                                        --------------------------------
                                          Name:
                                          Title:


                                    COMERICA BANK, as a Lender

                                    By:
                                        --------------------------------
                                          Name:
                                          Title:


                                    HUNTINGTON NATIONAL BANK,
                                          as a Lender
                                    By:
                                        --------------------------------
                                          Name:
                                          Title:


                                    BANK OF HAWAII, as a Lender

                                    By:
                                        --------------------------------
                                          Name:
                                          Title:

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    as a Lender and as Administrative Agent

                                    By:
                                        --------------------------------
                                    Name:
                                    Title:


                                    THE BANK OF NEW YORK, as a Co-Agent and
                                          as a Lender

                                    By:
                                        --------------------------------
                                          Name:
                                          Title:


                                    KEYBANK NATIONAL ASSOCIATION,
                                          as a Co-Agent and as a Lender

                                    By: /s/ Marianne T. Meil
                                        --------------------------------
                                          Name:  Marianne T. Meil
                                          Title: Vice President


                                    COMERICA BANK, as a Lender

                                    By:
                                        --------------------------------
                                          Name:
                                          Title:


                                    HUNTINGTON NATIONAL BANK,
                                          as a Lender
                                    By:
                                        --------------------------------
                                          Name:
                                          Title:


                                    BANK OF HAWAII, as a Lender

                                    By:
                                        --------------------------------
                                          Name:
                                          Title:

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    as a Lender and as Administrative Agent

                                    By:
                                        --------------------------------
                                    Name:
                                    Title:


                                    THE BANK OF NEW YORK, as a Co-Agent and
                                          as a Lender

                                    By:
                                        --------------------------------
                                          Name:
                                          Title:


                                    KEYBANK NATIONAL ASSOCIATION,
                                          as a Co-Agent and as a Lender

                                    By:
                                        --------------------------------
                                          Name:
                                          Title:


                                    COMERICA BANK, as a Lender

                                    By:
                                        --------------------------------
                                          Name:
                                          Title:


                                    HUNTINGTON NATIONAL BANK,
                                          as a Lender

                                    By: /s/ Thomas Myers
                                        --------------------------------
                                          Name: Thomas Myers
                                          Title: Vice President


                                    BANK OF HAWAII, as a Lender

                                    By:
                                        --------------------------------
                                          Name:
                                          Title:

                                         THE FIRST NATIONAL BANK OF CHICAGO,
                                         as a Lender and as Administrative Agent

                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:

                                         THE BANK OF NEW YORK, as a Co-Agent and
                                         as a Lender

                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:

                                         KEYBANK NATIONAL ASSOCIATION,
                                         as a Co-Agent and as a Lender

                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:

                                         COMERICA BANK, as a Lender

                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:

                                         HUNTINGTON NATIONAL BANK,
                                         as a Lender

                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:

                                         BANK OF HAWAII, as a Lender

                                         By: /s/ Donna R. Parker
                                            -----------------------------------
                                         Name: DONNA R. PARKER
                                         Title: Vice President

                                       NATIONSBANK, N.A., as a Lender

                                       By: /s/ VALERIE C. MILLS
                                          ---------------------------
                                          Name: VALERIE C. MILLS
                                          Title: SR. VICE PRESIDENT

                                       THE SUMITOMO BANK, LIMITED,
                                            as a Lender

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:


                                       ALLIED IRISH BANK, P.L.C., CAYMAN ISLANDS
                                               BRANCH, as a Lender

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:

                                       NATIONSBANK, N.A., as a Lender

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:


                                       THE SUMITOMO BANK, LIMITED,
                                       as a Lender

                                       By: /s/ J. H. Broadley
                                          ---------------------------
                                          Name: J. H. Broadley
                                          Title: Vice President
                                                  N.Y. Office

                                       By: /s/ Brian Smith
                                          ---------------------------
                                          Name: Brian Smith
                                          Title: SVP


                                       ALLIED IRISH BANK, P.L.C., CAYMAN ISLANDS
                                          BRANCH, as a Lender

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:


                                       By:
                                          ---------------------------
                                          Name:
                                          Title:

                                       NATIONSBANK, N.A., as a Lender

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:


                                       THE SUMITOMO BANK, LIMITED,
                                             as a Lender

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:


                                       ALLIED IRISH BANK, P.L.C., CAYMAN ISLANDS
                                             BRANCH, as a Lender

                                       By: /s/ William J. Strickland
                                          ----------------------------
                                          Name: William J. Strickland
                                          Title: Senior Vice President


                                       By: /s/ Marcia Meeker
                                          ----------------------------
                                          Name: Marcia Meeker
                                          Title: Vice President

                                    CONSENT

                         Each of the undersigned, as a Guarantor under the Subsidiary Guaranty dated as of October 1, 1996 (the "Guaranty") in favor of the Agent for the benefit of the Lenders parties to the Credit Agreement referred to in the foregoing Amendment, hereby consents to said Amendment and hereby confirms and agrees that notwithstanding the effectiveness of said Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

        Dated: June 26, 1998                     BUSLEASE, INC.
                                          HAUSMAN BUS SALES, INC.
                                          MOTOR COACH INDUSTRIES, INC.
                                          MOTOR COACH INDUSTRIES-CHINA, INC.
                                          TRANSIT BUS INTERNATIONAL, INC.
                                          CUSTOM ASSETS CORP.
                                          TRANSPORT TECHNOLOGY CORPORATION
                                          UNIVERSAL COACH PARTS, INC.

                                          By: /s/ Rafael Gomez Flores
                                             --------------------------------
                                          Name: Rafael Gomez Flores
                                          Title: Chairman of the Board and
                                                  President


                                      -8-